Exhibit 1.1

LONG ISLAND ICED TEA CORP.

UNDERWRITING AGREEMENT

June____, 2016

NETWORK 1 FINANCIAL SECURITIES, INC.

Galleria, Suite 241
2 Bridge Avenue
Red Bank, N.J. 07701

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

1. Representative.

Long Island Iced Tea Corp., a corporation organized and existing under the laws of State of Delaware (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Network 1 Financial Securities, Inc. is acting as representative (in such capacity, the “Representative”), to sell and issue to the Underwriters an aggregate of [*] shares of common stock (the “Shares”), $0.0001 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). The Firm Shares are more fully described in the Registration Statement and Prospectus referred to below.

The offering and sale of the Shares contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

2. Purchase and Sale of Securities.

2.1 Firm Securities.

2.1.1 Nature and Purchase of Firm Securities.

The Underwriters agree to purchase from the Company the Firm Shares at a purchase price of $[*] per Share ([93]% of the per Share public offering price). The Firm Shares are to be offered initially to the public in the Offering at $[*] per Share, the offering price set forth on the cover page of the Prospectus (as defined in Section 3.1.1 hereof).

2.1.2 Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 3.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:00 p.m. Eastern Time) or at such earlier time as shall be agreed upon by the Representative and the Company at such place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance reasonably satisfactory to the Representative) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days (defined below) prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

2.2 Over-allotment Option.

2.2.1 Option Shares. For the purposes of covering any over-allotments made by the Underwriters in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase from the Company up to [*] shares (the “Option Shares”) of Common Stock representing fifteen percent (15%) of the Firm Shares sold in the Offering (the “Over-allotment Option”). The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 2.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Securities.”

2.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 2.2.1 hereof may be exercised by the Underwriters as to all (at any time) or any part (from time to time but no more than two times) of the Option Shares within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in accordance with Section 10.1 herein setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares if other than the Closing Date (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at such place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

2.2.3 Payment and Delivery. Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[*] per Option Share ([93]% of the per Share public offering price), payable to the order of the Company upon delivery to you of certificates (in form and substance reasonably satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriters for applicable Option Shares.

2.3 Underwriters’ Warrants. The Company hereby agrees to issue and sell to the Underwriters (and/or their designees) on the Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of 5% of the amount of Securities sold in the Offering, including all Option Shares (the “Underwriters’ Warrants”). The Underwriters’ Warrants as evidenced by the form of agreement attached hereto as Exhibit A (the “Underwriters’ Warrant Agreement”), shall be exercisable, in whole or in part, commencing one hundred eighty (180) days after the Effective Date and expiring five (5) years after the Effective Date at an initial exercise price per share of Common Stock of $[*] ([125]% of the public offering price of the Securities). The Underwriters’ Warrants and the shares of Common Stock of the Company issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” Each Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

3. Representations and Warranties of the Company. The Company represents and warrants in respect of itself and in respect of its subsidiaries as the context would reasonably include the representation and warranty to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

3.1 Filing of Registration Statement.

3.1.1 Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-210669), including any related preliminary prospectus (which for purposes of this Agreement, includes any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Securities under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations) is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations) is hereinafter called the “Prospectus.” For purposes of this Agreement, “Applicable Time”, as used in the Act, means     :00 p.m., New York City time, on the date of this Agreement. Prior to the Applicable Time, the Company prepared a preliminary prospectus, dated [            ,] for distribution by the Underwriters (taken together the “Statutory Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) of the Regulations registering the Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed under the Act with the Commission. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Underwriters have determined that at the Applicable Time the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

3.1.2 Registration under the Exchange Act and Stock Exchange Listing. The Company has filed with the Commission a Form 8-A12B (File Number 001-        ), as amended, providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock. The registration of the Securities under the Exchange Act is effective. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and has been approved for listing on The NASDAQ Capital Market (“NASDAQ”), subject to official notice of issuance and evidence of satisfactory distribution, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

3.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Statutory Prospectus, Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

3.3 Disclosures in Registration Statement.

3.3.1 10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the effective time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Statutory Prospectus and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Closing Date and the Option Closing Date, if any, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Statutory Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 3.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Statutory Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of (i) the names of the Underwriters appearing under “Underwriting” and (v) information under “Underwriting—Price Stabilization, Short Positions and Penalty Bids.” (“Underwriters’ Information”).

3.3.2 Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

3.3.3 Regulations. The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

3.3.5 [Intentionally omitted.]

3.3.6 Issuer Free Writing Prospectuses. The Company has not made any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Regulations) or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Regulations.

3.3.8 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Statutory Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.4 Changes after Dates in Registration Statement.

3.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

3.4.2 Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities (other than shares of Common Stock that may be issued upon conversion of the Company’s outstanding indebtedness) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

3.5 Independent Accountants. To the knowledge of the Company, Marcum LLP (“Marcum”), whose report is filed with the Commission as part of the Registration Statement, the Statutory Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations. To the knowledge of the Company, Marcum is registered with and in good standing with the PCAOB. Except for the preparation of federal tax returns and services provided to the Company in relation to the preparation of the Cold Comfort Letter described in Section 5.3, Marcum has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

3.6 Financial Statements, Statistical Data.

3.6.1 Financial Statements. Excluding the pro forma information and the notes and assumptions thereto, the financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement, the Statutory Prospectus and the Prospectus fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Registration Statement, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except as disclosed in Section 3.4.2; (c) there has not been any change in the capital stock of the Company or any material additional grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

3.6.2 Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

3.7 Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Other than as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus on the Effective Date and the Closing Date and the Option Closing Date, if any, there will be no material increase in the options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

3.8 Valid Issuance of Securities, etc.

3.8.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and, with respect to all issued and outstanding shares of capital stock of the Company, are fully paid and non-assessable; to the Company’s knowledge, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus. The offers and sales of the outstanding securities were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

3.8.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be. The Warrant Shares issuable upon exercise of the Underwriters’ Warrant Agreement have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.

3.8.3 No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

3.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

3.10 Validity and Binding Effect of Agreements. This Agreement and the Underwriters’ Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered by the Company and the other parties thereto, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

3.11 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and the Underwriters’ Warrant Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

3.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in material violation of any term or provision of its Certificate of Incorporation, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

3.13 Corporate Power; Licenses; Consents.

3.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Statutory Prospectus and the Prospectus (the “Authorization”), except where the absence of the Authorization would not have a Material Adverse Effect. To the knowledge of the Company, the disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Underwriters’ Warrant Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriters’ Warrant Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

3.14 D&O Questionnaires. To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers and 5% and greater shareholders (the “Insiders”) is true and correct in all material respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect. To the extent that information in the Registration Statement, the Statutory Prospectus and the Prospectus differs from the information provided in a Questionnaire, the information in the Registration Statement, the Statutory Prospectus and the Prospectus will be deemed to supersede and replace the information in the Questionnaires.

3.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider which has not been disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. There is no proceeding, inquiry or investigation, other than the listing application of the Company, pending, or, to the Company’s knowledge, threatened against or involving the Company or, to the Company’s knowledge, any Insider.

3.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect on the assets, business or operations of the Company.

3.17 Transactions Affecting Disclosure to FINRA.

3.17.1 Finder’s Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

3.17.2 Payments Within 180 Days. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the knowledge of the Company, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial filing of the Registration Statement, other then, in each case, payments to the Underwriters. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA. For purposes of the meaning of “beneficial owner” as used in this Section, the definition of Rule 13d-3, promulgated by the SEC under the Exchange Act shall apply.

3.17.3 Company Affiliate Membership. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate is an owner (of record or beneficially) of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

3.17.4 Subordinated Loans. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

3.17.5 Use of Proceeds. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation) will be paid to any FINRA member or to any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

3.17.6 No other Options, etc. Except with respect to the Underwriters’ Warrant Agreement and 34,573 warrants issued to the Representative on October __, 2016, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement, other than such issuances to the Underwriters.

3.17.7 FINRA Relationship. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA, other than such issuances to the Underwriters.

3.17.8 FINRA Conflicts. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

3.17.9 Other Arrangements. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus and except with respect to the Underwriters in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member or, the knowledge of the Company, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons, other than such arrangements with the Underwriters.

3.18 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its business in compliance in all material respects with the FCPA and instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.19 Money Laundering Laws. Neither the Company nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any United States or non-United States jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental agency or body involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.20 OFAC. Neither the Company nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

3.21 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.22 Lock-Up Period. Each of the Company’s officers and directors and each beneficial owner of the Company’s outstanding Common Stock (or securities convertible into Common Stock at any time) listed on Schedule B (together the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements (in the form of Exhibit B) that for a period of one hundred eighty (180) days from the date of this Agreement (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, without the consent of the Representative, except for the exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable and the exercise of options under an acceptable stock incentive plan. The Representative may consent to an early release from the applicable Lock-Up Period. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

3.23 Subsidiaries. Except as described in the Registration Statement, Statutory Prospectus and Prospectus, the Company does not have any significant direct or indirect subsidiary.

3.24 Related Party Transactions. There is no relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Statutory Prospectus and the Prospectus that is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), credit arrangements, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

3.25 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth in the Statutory Prospectus and Prospectus under the heading captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

3.26 Sarbanes-Oxley Compliance.

3.26.1 Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

3.26.2 Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the provisions of the Sarbanes-Oxley Act of 2002.

3.27 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.28 No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

3.29 Employment Laws Compliance. The Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.30 Intellectual Property. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, none of the Intellectual Property (defined below) necessary for the conduct of the business of the Company as currently carried on and as contemplated by the Company, as described in the Registration Statement, the Statutory Prospectus and the Prospectus, are in dispute or are in any conflict with the rights of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all of its Intellectual Property and the licenses and rights with respect to the foregoing, used in the conduct of the business of the Company as currently carried on and contemplated by the Company, as described in the Registration Statement, the Statutory Prospectus and the Prospectus, without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) except as provided in the material license agreements filed as exhibits to the Registration Statement, is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection therewith for the conduct of its business or otherwise. For the purposes of this Section and this Agreement, the term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

3.31 Trade Secrets, etc. The Company owns or has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

3.32 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

4. Covenants of the Company. The Company covenants and agrees as follows:

4.1 Amendments to Registration Statement. The Company will deliver to the Underwriters, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

4.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Representative’s counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

4.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

4.2.3 Exchange Act Registration. For a period of five (5) years from the Effective Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act.

4.2.4 Sarbanes-Oxley Compliance. The Company shall take all actions necessary to maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company, including maintenance of a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.2.5 Issuer Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Regulations.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Statutory Prospectus and Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Representative. The Company will use its reasonable commercial efforts to cause the Registration Statement to remain effective with a current prospectus for at least forty-five (45) days from the Applicable Time and will promptly notify the Representative and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Reports to the Representative.

4.5.1 Periodic Reports, etc. For a period of five (5) years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 4.5.1.

4.5.2 Transfer Agent. For a period of five (5) years from the Effective Date, the Company shall retain a transfer and registrar agent reasonably acceptable to the Representative (the “Transfer Agent”).

4.6 Payment of General Expenses Related to the Offering.

4.6.1 Accountable Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all accountable expenses relating to the offering, including the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); preparing and printing stock certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a net road show presentation; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares offered hereby; FINRA filing fees; the reasonable and documented fees and disbursements of the Representative’s counsel up to an amount of $40,000; background checks of the Company’s officers and directors described in Section 4.4; preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to an amount of $2,500; transfer taxes, if any, payable upon the transfer of securities from us to the underwriters; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that the actual accountable expenses of the underwriter shall not exceed $100,000.

4.6.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.6.1, on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to two percent (2.0%) of the gross proceeds received by the Company from the sale of Shares in the Offering (excluding gross proceeds from the sale of the Option Shares).

4.7 Application of Net Proceeds. The section of the Prospectus, “Use of Proceeds,” will indicate the intended uses of the net proceeds from the Offering. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) of the Regulations) covering a period of at least twelve consecutive months beginning after the Effective Date.

4.9 Background Searches. Not later than the Effective Date, at the expense of the Company which shall not exceed $15,000, the Representative will have obtained a background search, that is reasonably acceptable to the Representative, of each Company person as designated the Representative, including the senior officers and directors, and of the Company as determined between the Company and the Representative, giving a report of the person’s or entities, employment, education, business endeavors, and credit history among other things.

4.10 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares.

4.11 Accountants. The Company shall retain a nationally recognized independent certified public accounting firm after the Effective Date. The Representative acknowledges that Marcum is acceptable to the Underwriters.

4.12 Director and Officer Insurance. As of the Closing Date, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $[5,000,000], to be effective as of the Closing Date, under a form of insurance policy that is reasonably acceptable to the Representative.

4.13 FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

4.14 Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, promptly, but in no event later than one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a prospectus relating to the Securities is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

4.15 Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriters’ Warrants outstanding from time to time.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and, as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder, and (iv) the following conditions:

5.1 Regulatory Matters.

5.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

5.1.2 FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

5.1.3 Exchange Stock Market Clearance. On the Closing Date, the Common Stock, including the Firm Shares, shall have been approved for listing on NASDAQ, subject to official notice of issuance and evidence of satisfactory distribution.

5.2 Company Counsel Matters.

5.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the opinion of Graubard Miller, counsel to the Company, and letter of negative assurance, in each case addressed to the Representative on its own behalf and on behalf of the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

5.2.2 Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the opinion of Graubard Miller and letter of negative assurance listed in Section 5.2.1, in each case dated the Option Closing Date addressed to the Representative on its own behalf and on behalf of the Underwriters and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its respective opinion and letter of negative assurance delivered on the Closing Date.

5.2.3 Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative’s counsel if requested. The opinion of Graubard Miller shall include a statement to the effect that it may be relied upon by Representative’s counsel in its opinion delivered to the Underwriter.

5.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a cold comfort letter, addressed to them, and in form and substance reasonably satisfactory in all respects to the Representative from Marcum LLP dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

5.4 Officers’ Certificates.

5.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 5.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 3 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

5.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation are true and complete, have not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and the Registration Statement, the Statutory Prospectus or the Prospectus and any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Statutory Prospectus and Prospectus, in light of the circumstances under which they were made) not misleading.

5.6 Delivery of Agreements.

5.6.1 Effective Date Deliveries. On or prior to the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

5.6.2 Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative an executed copy of the Underwriters’ Warrant Agreement.

6. Indemnification.

6.1 Indemnification of the Underwriters.

6.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter and each dealer selected by such Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Person”), such Underwriter and the dealer, and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Statutory Prospectus or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with “Underwriters’ Information” (as described in Section 3.3.1) furnished to the Company by the Underwriters. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Statutory Prospectus or the Prospectus.

6.1.3 Procedure. If any action is brought against an Underwriter, a Selected Dealer, or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1 or 6.1.2, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter, such Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of the action. Any indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel which are incurred after the Company assumes the defense of the action shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company fails to assume the defense or to employ counsel to have charge of the defense of such action within a reasonable time after notice of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by such Underwriter, such Selected Dealer and/or Controlling Person in their sole discretion shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 6.1.6.

6.1.4 Settlement. The Company will not effect any settlement of a proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party therein) unless the Company has given an Underwriter, a Selected Dealer or Controlling Person, as the case may be, reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, without that party’s prior written consent. Notwithstanding anything to the contrary contained herein, if an Underwriter, a Selected Dealer or Controlling Person shall conduct the defense of an action as provided in Section 6.1.3, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, subject to the requirements of Section 6.1.5.

6.1.5 Settlement without Consent if Failure to Reimburse or Advance. If at any time an Underwriter, a Selected Dealer or a Controlling Person shall have requested the Company to reimburse or advance to the indemnified party its fees and expenses, including those of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1.4 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed or advanced to such Underwriter, such Selected Dealer or Controlling Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse or advance to such Underwriter, such Selected Dealer or Controlling Person is based on a dispute with a good faith basis as to either the obligation of the Company arising under this Section 6 to indemnify such Underwriter, such Selected Dealer or Controlling Person or the amount of such obligation, and the Company shall have notified such Underwriter, such Selected Dealer or Controlling Person of such good faith dispute prior to the date of such settlement.

6.1.6 Advances. Notwithstanding any other provision hereof, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of an Underwriter, a Selected Dealer or Controlling Person in connection with any proceeding, whether pending or threatened, within fifteen (15) days of receipt of a statement or statements from such indemnified parties, or any of them, requesting such advances from time to time. This advancement obligation shall include any retainers of counsel engaged by indemnified parties. Any statement requesting advances shall evidence the expenses anticipated or incurred by the indemnified party with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 90-day period following each statement. In the event some portion of the amounts advanced are unused, or in the event a court of ultimate jurisdiction determines that the indemnified parties are not entitled to be indemnified against certain expenses, the recipient shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any proceeding to which such advances pertain.

6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, Statutory Prospectus or Prospectus or any amendment or supplement thereto or in any application, made in reliance upon and in strict conformity with the “Underwriters’ Information” furnished by the Underwriters to the Company expressly for use in such Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against an Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to such Underwriter, by the provisions of Section 6.1.3.

6.3 Contribution.

6.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6 but is unavailable, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriters or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

6.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

7. Default by an Underwriter.

7.1 Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

7.2 Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 7.1 relates to more than 10% of the Firm Shares or Option Shares, the non-defaulting Underwriters may in their discretion arrange for themselves or for another party or parties to purchase such Firm Shares or Option Shares on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the non-defaulting Underwriters do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the non-defaulting Underwriters to purchase said Firm Shares or Option Shares on such terms. In the event that neither the non-defaulting Underwriters nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 7, this Agreement will automatically be terminated by the non-defaulting Underwriters or the Company without liability on the part of the Company (except as provided in Sections 4.6 and 6 hereof) or the non-defaulting Underwriters (except as provided in Section 6 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

7.3 Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement and/or the Prospectus that in the opinion of the Representative’s counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Option Shares.

8. Additional Covenants.

8.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

8.2 Offerings with 180 Days. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period ending 180 days after the Effective Date, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock; (ii) file or cause to be filed any registration statement with the SEC relating to the offering by the Company of any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its capital stock. The restrictions contained in this Section 8.2 shall not apply to (i) the Securities sold in this offering, (ii) the issuance of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (iii) the issuance of any option to purchase or shares of the Company’s capital stock under any stock compensation plan of the Company outstanding on the date hereof. For purposes of this Section 8.2, the Underwriter acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriter.

9. Effective Date of this Agreement and Termination Thereof.

9.1 Effective Date. This Agreement shall become effective when the Company, the Representative have executed the same and delivered counterparts of such signatures to the other parties.

9.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market or NYSE MKT shall have been noticed for or actually suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a substantial increase in existing major hostilities occurs, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Effect on the Company, or such adverse material change in general market conditions as in the Representative’s good faith judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Firm Shares or Option Shares.

9.3 Expenses. In the event that this Agreement shall not be carried out for any reason, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the actual and accountable reasonable out-of-pocket expenses related to its legal counsel, Representative’s counsel), up to $[100,000] minus the advances made by the Company; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed, or by electronic transmission via PDF, and shall be deemed given when so delivered or faxed and confirmed or transmitted or if mailed, two days after such mailing.

If to the Representative:

Network 1 Financial Securities, Inc.

Galleria, Suite 241
2 Bridge Avenue
Red Bank, N.J. 07701

Attention:
Fax No.: (732) 758-6671

Copy to (which shall not constitute notice):

Carmel, Milazzo & DiChiara, LLP

261 Madison Avenue, 9th Floor

New York, New York 10016

Attn: Peter DiChiara, Esq.

Fax: (646) 838-1314

If to the Company:

Long Island Iced Tea Corp.

116 Charlotte Avenue

Hicksville, NY 11801

Attn: Chief Executive Officer

Fax No.:

Copy to (which shall not constitute notice):

Graubard Miller
405 Lexington Avenue
New York, NY 10174-1101
Attn: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.

Fax No. (888) 225-6955; (888) 225-1565

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the directors, officers and Controlling Persons referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

10.6 Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriters, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9 No Fiduciary Relationship. The Company hereby acknowledges that each Underwriter is acting solely as an underwriter in connection with the Offering of the Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering of the Securities, either before or after the date hereof. The Representative on its own behalf and on behalf of the Underwriters, hereby each expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Representative on its own behalf and on behalf of the Underwriters, agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

10.10 Enforcement of Agreement. The Company acknowledges and agrees that the Underwriters would be irreparably damaged if any of the Company’s covenants hereunder, including without limitations those set forth in Section 4, is not performed in accordance with its specific terms and that any such breach of covenant could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Underwriters may be entitled, at law or in equity, it shall be entitled to enforce any covenant of the Company hereunder by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent a breach or threatened breach by the Company of any such covenant, without posting any bond or other undertaking.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

LONG ISLAND ICED TEA CORP.

By:
Name:Philip Thomas
Title: Chief Executive Officer

Accepted on the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.
as Representative of the Underwriters named on Schedule A hereto

By:
Name:
Title:

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares

Network 1 Financial Securities, Inc.

Total

SCHEDULE B

Lock-Up Parties